Exhibit 2.2

DESCRIPTION OF SECURITIES

We are a business company with limited liability incorporated under the laws of the BVI and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time and the BCA, and the common law of the BVI.

The shares authorized to be issued by the Company consist of Class A Shares and Class B Shares. As of the date of this prospectus, the Company is authorized to issue a maximum of 500,000,000 Ordinary Shares with par value of US$0.0001 per Share divided into 495,500,000 Class A Shares and 4,500,000 Class B Shares, and had 15,000,000 Class A Shares and 4,500,000 Class B Shares issued and outstanding. We issue 1,600,000 Class A Shares in the IPO.

Upon completion of the IPO, we have 16,600,000 Class A Shares issued and outstanding. All of our Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our Class A Shares to be issued in the offering will be issued as fully paid.

Objects of Our Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all power and authority to carry out any object not prohibited by the BCA or any other law of the BVI.

Ordinary Shares

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Companies Act.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing.

The holders of the Class A Shares are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of Class B Shares are entitled to ten (10) votes for each share held on all matters submitted to a vote of shareholders. The holders of our Class A Shares and Class B Shares generally vote together as a single class on all matters submitted to a vote of our shareholders, unless otherwise required by the law of the BVI or the Memorandum and Articles of Association.

Conversion Rights

A Class B Share is convertible into one Class A Share at any time by the holder thereof, while Class A Shares are not convertible into Class B Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B Shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B Shares shall be automatically and immediately converted into an equal number of Class A Shares.

Meetings of Shareholders

As a BVI business company, we are not obliged by the BCA to call shareholders’ annual meetings. We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of an annual meeting or a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board shall call a meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our Board may call a meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than 50% of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our Board shall be the chair presiding at any meeting of the shareholders. If the chair of our Board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

A corporation that is a shareholder shall be deemed for the purpose of our articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association, and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. The transfer of an Ordinary Share is effective when the name of the transferee is entered on the register of members. Our Board may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our Board resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BCA, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

Calls on Shares and Forfeiture of Shares

Our Board may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the Board shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

Subject to the provisions of the BCA, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BCA, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board (and subject to the written consent of all the shareholders whose shares are to be purchased). In addition, our Company may accept the surrender of any fully paid share for no consideration. See “Where You Can Find Additional Information” in our Prospectus.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of Shares, the rights attached to any class may only vary, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting of more than 50% of the issued shares of the class to be affected. The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Issuance of Additional Shares

Our Memorandum and Articles of Association authorizes our Board to issue authorized but unissued Ordinary Shares from time to time as our Board shall determine, to the extent of available.

Inspection of Books and Records

Under BVI law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association (as may be amended from time to time), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

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